                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           PARKER DRILLING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter

                              KATHY J. KUCHARSKI
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                      LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT

                               DECEMBER 13, 1995
                       10:00 A.M., CENTRAL STANDARD TIME

                                PARKER BUILDING
                            EIGHT EAST THIRD STREET
                             TULSA, OKLAHOMA 74103

                                                                            LOGO
ROBERT L. PARKER
Chairman

Dear Stockholders:

     On behalf of your board of directors and management, I cordially invite you to attend the Annual Meeting of Stockholders of Parker Drilling Company to be held on Wednesday, December 13, 1995, at 10:00 a.m., in the Parker Building auditorium, Eight East Third Street, Tulsa, Oklahoma.

     The principal items of business will be the election of two directors and the ratification of Coopers & Lybrand L.L.P. as independent accountants. The board of directors unanimously recommends a vote for the nominees and the independent accountants.

     Information about the nominees as well as other important information is set forth in the accompanying Notice of Annual Meeting and Proxy Statement, which you are urged to read.

     It is important that your shares be represented at the meeting whether or not you plan to attend and regardless of the number of shares you own. Accordingly, please sign, date and mail promptly the enclosed proxy in the return envelope.

     Thank you for your continued support of Parker Drilling Company.

                                   Sincerely,


                                   /s/ ROBERT L. PARKER
                                   ROBERT L. PARKER
                                   Chairman

      EIGHT EAST THIRD STREET - TULSA, OKLAHOMA 74103 - 918-585-8221 - FAX
             918-585-1058 - INTERNET http://www.parkerdrilling.com

                            PARKER DRILLING COMPANY
                                PARKER BUILDING
                            EIGHT EAST THIRD STREET
                             TULSA, OKLAHOMA 74103

                            NOTICE OF ANNUAL MEETING

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Parker Drilling Company, a Delaware corporation (the "Company"), will be held in the Parker Building auditorium, Eight East Third Street, Tulsa, Oklahoma 74103, on Wednesday, December 13, 1995, at 10:00 a.m. (CST) for the following purposes:

     (1) To elect two directors (Class III) to serve a term of three years and until their successors have been duly elected and qualified.

     (2) To ratify the selection of Coopers & Lybrand L.L.P., 1400 Mid-Continent Tower, Tulsa, Oklahoma, as independent accountants for the Company for its fiscal year 1996.

     (3) To transact such other business as may properly come before the meeting or at any adjournment(s) thereof.

     Please consult the accompanying proxy statement for further information concerning the meeting, election of directors and other matters.

     Only stockholders of record at the close of business on November 7, 1995, are entitled to notice of and to vote at the meeting or at any adjournment(s) thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY.

                                            By Order of the Board of Directors,


                                            /s/ KATHY J. KUCHARSKI
                                            KATHY J. KUCHARSKI
                                            Corporate Secretary

Tulsa, Oklahoma
November 7, 1995

                            PARKER DRILLING COMPANY
                                PARKER BUILDING
                            EIGHT EAST THIRD STREET
                             TULSA, OKLAHOMA 74103
                         (PRINCIPAL EXECUTIVE OFFICES)

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 13, 1995

                                PROXY STATEMENT

GENERAL INFORMATION

     Your proxy is solicited by the board of directors of Parker Drilling Company (the "Company"), Parker Building, Eight East Third Street, Tulsa, Oklahoma 74103, for use at the Annual Meeting of Stockholders to be held on Wednesday, December 13, 1995 at 10:00 a.m. (CST) in the Parker Building auditorium, Eight East Third Street, Tulsa, Oklahoma. The proxy statement and accompanying proxy card are being mailed to stockholders on or about November 10, 1995, in order to give all stockholders the opportunity to be present or represented at the meeting. Only if a stockholder is represented by a proxy, or is present, can his or her shares be voted.

VOTING

     In order to conduct business at the annual meeting, a quorum consisting of at least 28,070,807 shares of common stock represented either in person or by proxy will be necessary.

     Shares represented by proxies received by the board of directors will be voted at the annual meeting as directed therein by the stockholders. If the proxy card is signed and returned to the board of directors without direction, the proxy will be voted for the election of the nominees named thereon as directors and for the approval of the other proposal referred to thereon. A proxy executed in the form enclosed may be revoked by the person signing the same at any time before the authority thereby granted is exercised by giving written notice to the Secretary of the Company at Eight East Third Street, Tulsa, Oklahoma 74103, or by casting a vote at the meeting.

     A plurality of the votes cast is required for the election of the directors and a majority of the votes cast is required for the ratification of the selection of Coopers & Lybrand L.L.P. as independent accountants for the Company.

     Abstentions and broker non-votes will be considered to be represented at the meeting but will not be deemed to be votes duly cast. As a result, abstentions and broker non-votes will be included for the purpose of determining whether a quorum is present but will not be included in the tabulation of the voting results on either of the proposals being presented at this meeting.

     The Company will pay the cost of soliciting proxies for the meeting. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in their names. Proxies may be solicited by directors, officers or regular employees of the Company in person or by mail, courier, telephone or facsimile. The Company has retained Kissell-Blake Inc., 110 Wall Street, New York, New York 10005, to assist in the solicitation of proxies from brokers and nominees for a fee of approximately $6,000 plus expenses.

     Only holders of the outstanding 56,141,613 shares of common stock, par value $.16 2/3 per share, as of the record date, the close of business on November 7, 1995, will be entitled to vote at the meeting. Each share of common stock is entitled to one vote. The Company has no other voting securities outstanding. The following table sets forth certain information with respect to all persons known by the Company to be the beneficial owners of five percent or more of any class of the Company's voting securities:

  TITLE OF              NAME AND ADDRESS OF            AMOUNT AND NATURE OF    PERCENT
     CLASS                BENEFICIAL OWNER             BENEFICIAL OWNERSHIP    OF CLASS
-------------    ----------------------------------    --------------------    --------
Common stock     The Equitable Companies                8,165,600 shares(1)      14.54%
                 Incorporated
                 787 Seventh Avenue
                 New York, NY 10019

Common stock     John Hancock Mutual                    5,107,051 shares(2)       9.10%
                 Life Insurance Company
                 and its indirect wholly
                 owned subsidiaries
                 John Hancock Place
                 P.O. Box 111
                 Boston, MA 02117

Common stock     Robert L. Parker                       4,016,554 shares(3)       7.15%
                 Eight East Third Street
                 Tulsa, OK 74103

Common stock     Mackenzie Financial                    3,880,500 shares(4)       6.91%
                   Corporation
                 150 Bloor Street West
                 Suite M111
                 Toronto, Ontario M5S 3B5

---------------

(1) Based on information obtained from The Equitable Companies Incorporated as of September 30, 1995, 8,165,600 shares were beneficially owned by subsidiaries of The Equitable Companies Incorporated. The Equitable Life Assurance Society of the United States and Alliance Capital Management L.P. beneficially owned 6,000,000 shares and 2,165,600 shares respectively, each having sole voting and dispositive power.

(2) Based on information reported to the Company as of September 30, 1995, 5,107,051 shares were beneficially owned by John Hancock Mutual Life Insurance Company's indirect, wholly owned subsidiaries, NM Capital Management, Inc. ("NM") and John Hancock Advisers, Inc. ("Advisers"). NM has sole power to vote 2,270,131 shares and sole dispositive power with respect to 5,019,251 shares. Advisers has sole voting and dispositive power over 87,800 shares.

(3) This number of shares includes 3,913,436 shares held by the Robert L. Parker Trust over which Mr. Parker has sole voting control and shared dispositive power; 67,200 shares held by Mr. Parker's spouse as to which shares Mr. Parker disclaims any beneficial ownership and 35,918 shares over which Mr. Parker has sole voting and dispositive power.

(4) Based on information contained in Schedule 13G of Mackenzie Financial Corporation dated February 10, 1995, and filed with the Securities and Exchange Commission, Mackenzie Financial Corporation had sole voting and dispositive power with respect to 3,880,500 shares.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     The board is divided into three classes of directors. At each Annual Meeting of Stockholders, members of one of the classes, on a rotating basis, are elected for a term expiring at the third succeeding Annual Meeting of Stockholders and the due election and qualification of their successors. The Class I and Class II Directors will serve until the Annual Meeting of Stockholders of 1996 and 1997, respectively, or until their successors are elected.

     The two directors comprising Class III have been nominated for election at the meeting for the term expiring at the 1998 Annual Meeting of Stockholders and the due election and qualification of their successors. The persons designated by the board as nominees for election are Robert L. Parker and Robert L. Parker Jr. Both persons are currently directors and were previously elected by the stockholders. Both nominees have advised the Company of their willingness to serve if elected.

     In the event that any vacancy shall occur by reason of the death or other unanticipated occurrence of the nominees for election as directors by the stockholders, the persons named as proxies on the enclosed proxy card have advised the board of directors that it is their intention to vote such proxy for such substitute nominee as may be proposed by the board of directors or vote to allow the vacancy created thereby to remain open until filled by the board. The enclosed proxy card can be voted only for the persons who are nominees for director, or for any substituted nominee that may be proposed by the board of directors, and cannot be voted for any additional nominees who may be proposed by a stockholder at the meeting.

     The name, age and principal occupation of the nominees for election as directors and each of the other directors whose term of office will continue after the meeting are set forth below. Unless otherwise indicated, such persons have held their respective principal occupations stated therein for more than five years. Also included for each director is the year in which he first became a director of the Company, his positions and offices with the Company, other directorships and certain other biographical information.

                  NOMINEES FOR DIRECTOR -- FOR TERM OF OFFICE
              EXPIRING AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS

Robert L. Parker             Mr. Parker, chairman of the board, served as president of the
Age 72                       Company from 1954 until October 1977 when he was elected
                             chairman and chief executive officer. Since December 1991 he has retained the position of chairman. He also serves on the board of directors of MAPCO, Inc., a diversified energy company;
                             Weatherford Enterra, Inc., an international provider of services and specialized equipment to the oil and gas industry; Clayton
                             Williams Energy, Inc., a company engaged in exploration and production of oil and natural gas; and BOK Financial
                             Corporation, a bank holding company organized under the laws of the State of Oklahoma. He is the father of Robert L. Parker Jr.

                             Director since 1954 -- Class III

Robert L. Parker Jr.         Mr. Parker Jr., president and chief executive officer, joined
Age 46                       the Company in 1973 and was elected president and chief
                             operating officer in 1977 and chief executive officer in
                             December 1991. He previously was elected a vice president in
                             1973 and executive vice president in 1976. He currently serves on the board of directors of Alaska Air Group, Inc., the holding company for Alaska Airlines and Horizon Air Industries; and
                             Grant Geophysical, Inc., a 3-D seismic company. He is the son of
                             Robert L. Parker.

                             Director since 1973 -- Class III

                        CONTINUING DIRECTORS -- WITH TERMS OF OFFICE
                     EXPIRING AT THE 1996 ANNUAL MEETING OF STOCKHOLDERS

David L. Fist                Mr. Fist is a member of the law firm of Rosenstein, Fist &
Age 64                       Ringold, Tulsa, Oklahoma, having been associated with the firm since 1955. He serves as a director of Peoples State Bank and
                             Alliance Business Investment Company, a federally licensed small business investment company.

                             Director since 1986 -- Class I

James W. Linn                Mr. Linn is executive vice president and chief operating officer
Age 49                       of the Company and has general charge of the Company's business affairs and its officers. He joined the Company in 1973 in the
                             Company's international department. He then served in the
                             Company's domestic operations, being named northern U.S.
                             district manager in 1976. He was elected vice president of U.S.
                             and Canada operations in 1979, was promoted to senior vice president in September 1981 and was elected to his present position in December 1991.

                             Director since 1986 -- Class I

R. Rudolph Reinfrank         Since May 1993, Mr. Reinfrank has been managing director of the
Age 40                       Davis Companies, the holding company for the Marvin Davis
                             family. Mr. Reinfrank also serves as a managing general partner of Davis Reinfrank Company. From January 1, 1988 through June
                             30, 1993, Mr. Reinfrank was executive vice president of Shamrock
                             Holdings, Inc. ("Shamrock"), the holding company for the Roy E.
                             Disney family. From January 1990 through December 1992, Mr.
                             Reinfrank also served as managing director of Trefoil Investors,
                             Inc. ("TII") and Shamrock Capital Advisors, Inc. ("SCA"), the
                             general partner and management services company respectively, for Trefoil Capital Investors, L.P. Mr. Reinfrank is a director of Weatherford Enterra, Inc., an international provider of services and specialized equipment to the oil and gas industry.

                             Director since March 1993 -- Class I

                         CONTINUING DIRECTOR -- WITH TERM OF OFFICE
                     EXPIRING AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS

Earnest F. Gloyna            Dr. Gloyna is presently a chaired professor in Environmental
Age 74                       Engineering at The University of Texas at Austin. He served as dean, College of Engineering, from April 1970 to August 1987. He is also a consultant in environmental engineering through
                             Earnest F. Gloyna Enterprises, and is president of Gloyna
                             Properties, Inc. Dr. Gloyna serves as a member of the board of trustees of Southwest Research Institute, a nonprofit research institute that does contract research work for government and industry.

                             Director since 1978 -- Class II

           COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning beneficial ownership of the Company's common stock as of November 7, 1995, by each director of the Company, by each of the Company's Named Executive Officers (as defined under the caption "Executive Compensation" on page 8) and by all directors and executive officers as a group.

                                                                            COMMON STOCK
                                                                       BENEFICIALLY OWNED(1)
                                                                   ------------------------------
                             NAME OF                               NUMBER OF           PERCENT OF
                        BENEFICIAL OWNER                            SHARES               CLASS
-----------------------------------------------------------------  ---------           ----------
James J. Davis...................................................    171,658(2)               *
David L. Fist....................................................      5,600(3)               *
Earnest F. Gloyna................................................     14,800(4)               *
James W. Linn....................................................    394,633(5)               *
Ronnie R. McKenzie...............................................    205,895(6)               *
Robert L. Parker.................................................  4,016,554(7)            7.15%
Robert L. Parker Jr..............................................    414,882(8)               *
R. Rudolph Reinfrank.............................................      9,000(9)               *
All directors and all executive officers as a group (14
  persons).......................................................  5,987,465(10)          10.66%

---------------

  * Less than one percent

 (1) Unless otherwise indicated, all shares are directly held with sole voting and investment power. Additionally, there are no voting or investment powers over shares which are represented by presently exercisable stock options.

 (2) Includes 45,000 unvested shares granted pursuant to the Company's 1991 Stock Grant Plan for which Mr. Davis has voting control only, options to purchase 67,000 shares exercisable within 60 days and 22,000 shares held by Mr. Davis' spouse in a trust over which she is trustee.

 (3) Includes options to purchase 5,000 shares exercisable within 60 days.

 (4) Includes 2,000 shares held in trust by Dr. Gloyna's spouse, as to which Dr. Gloyna disclaims beneficial ownership and options to purchase 5,000 shares exercisable within 60 days.

 (5) Includes 84,000 unvested shares granted pursuant to the Company's 1991 Stock Grant Plan over which Mr. Linn has voting control only, options to purchase 124,000 shares exercisable within 60 days and 600 shares owned by Mr. Linn's son.

 (6) Includes 27,000 unvested shares granted pursuant to the Company's 1991 Stock Grant Plan over which Mr. McKenzie has voting control only.

 (7) Includes 67,200 shares owned by Mr. Parker's spouse, as to which shares Mr. Parker disclaims any beneficial ownership and has no voting control. In addition, includes 3,913,436 shares held by the Robert L. Parker Trust, over which Mr. Parker has sole voting control and shared dispositive power.

 (8) Includes 5,760 shares held as trustee for Mr. Parker Jr.'s nieces, as to which he disclaims any beneficial ownership. Also includes 112,000 unvested shares granted pursuant to the Company's 1991 Stock Grant Plan over which Mr. Parker Jr. has voting control only and options to purchase 166,000 shares exercisable within 60 days.

 (9) Includes options to purchase 5,000 shares exercisable within 60 days.

(10) This number of shares includes the total number of shares which may be acquired pursuant to the exercise of options by the directors and executive officers.

               MEETINGS, COMMITTEES AND COMPENSATION OF THE BOARD

     The full board of directors met seven times during fiscal year 1995. The committees of the board consist of an audit committee and a compensation committee. The board does not have a nominating committee. All directors attended each meeting of the board and committees on which they served.

     The audit committee was comprised of Messrs. Gloyna and Fist. In fiscal year 1995, the audit committee met once for the purpose of reviewing the internal and external audit policies and procedures; reviewing and discussing with the independent auditors the scope and results of their audit; reviewing and discussing with the internal auditors the results of their examinations and future plans, and inquiring into financial, legal and other matters.

     The compensation committee was comprised of Messrs. Fist and Swearingen until Dr. Swearingen's retirement on December 14, 1994 at which time Mr. Rudolph Reinfrank became a member of the committee. During fiscal year 1995, the compensation committee met three times for the purpose of reviewing executive and overall employee compensation and to review management recommendations for employee participation in the Company's equity compensation plans.

     The Company compensated all directors at a rate of $2,000 for board meetings attended during fiscal year 1995 and awarded each of the directors $500 as a holiday bonus. In addition, committee members received $1,000 for each meeting attended. Directors who are not full-time employees of the Company receive an annual retainer of $7,000 per year. Compensation for employed directors is included in the salary column of the Summary Compensation Table herein. On January 3, 1995, each non-employee director was issued an option to purchase 5,000 shares of common stock at a purchase price equal to the fair market value per share of the common stock on such date.

                               EXECUTIVE OFFICERS

     Officers are elected each year by the board of directors following the annual meeting for a term of one year and until the election and qualification of their successors. The current executive officers of the Company and their ages, positions with the Company and business experience are presented below:

      (1) Robert L. Parker, 72, chairman, joined Parker Drilling Company in 1944 and was elected a vice president of the Company in 1950. He was elected president in 1954 and elected chairman and chief executive officer in October 1977. Since December 1991, he has retained the position of chairman.

      (2) Robert L. Parker Jr., 46, president and chief executive officer, joined the Company in 1973 as a contract representative and was named manager of U.S. operations later in 1973. He was elected a vice president in 1973, executive vice president in 1976 and was named president and chief operating officer in October 1977. In December 1991, he was elected chief executive officer.

      (3) James W. Linn, 49, executive vice president and chief operating officer, joined Parker Drilling in 1973. He has general charge of the Company's business affairs and its officers. Mr. Linn first served in Parker Drilling's international division and in 1976 was named northern U.S. district manager prior to being elected vice president of U.S. and Canada operations in 1979. He was named a senior vice president in September 1981 and was elected to his current position in December 1991.

      (4) James J. Davis, 49, vice president of finance and chief financial officer, joined Parker in November 1991, in the stated positions. From 1986 through 1991, Mr. Davis was vice president and treasurer of MAPCO, Inc., a diversified energy company with interests in coal production and marketing, natural gas liquids production, marketing and transportation, oil refining and retail motor fuel marketing.

      (5) Randy L. Ellis, 43, was elected corporate controller in June 1991. He joined Parker in 1979 as general accounting supervisor and was named manager of general accounting in May 1983.

      (6) I. E. Hendrix Jr., 51, vice president and treasurer, joined Parker Drilling in 1976 as manager of the Company's treasury department and was elected treasurer in 1978. Mr. Hendrix was elected vice president of Parker Drilling Company in April 1983. He serves as a member of the board of directors of American Performance Mutual Fund.

      (7) Kenneth R. Hoit, 58, vice president, planning and accounting, joined Parker Drilling Company in 1973. He served as financial analyst and manager of budgets and analysis prior to being elected a vice president in April 1983. In June 1991, Mr. Hoit was given additional management responsibilities over corporate accounting and information systems departments.

      (8) Ronnie R. McKenzie, 58, vice president, international operations, joined Parker Drilling Company in 1962. He has held management responsibilities throughout the Company's South America operations and has directed its Asia Pacific division. Mr. McKenzie was western hemisphere division manager before being elected vice president, western hemisphere operations, in 1979. In July 1986, he was elected vice president, international operations.

      (9) William W. Pritchard, 44, vice president and general counsel, joined Parker in 1976. He held positions in the Company's international and domestic operating divisions before being named corporate counsel in 1977. He was promoted to assistant vice president and general counsel in 1980, elected a vice president in October 1984 and was elected assistant secretary of the Company and secretary to the board of directors in September 1986.

     (10) Leslie D. Rosencutter, 40, was elected vice president, administration, in December 1989, and has responsibility for the public relations and human resources departments. She previously had been named assistant vice president, administration in 1987. She joined Parker in 1974 as secretary to the controller and later was secretary to the Robert L. Parker Trust. She has served as executive secretary and administrative assistant to the chairman prior to being elected an officer.

     (11) Thomas L. Wingerter, 42, vice president, North American operations, joined Parker in 1979. In 1983 he was named contracts manager for the Rocky Mountain division. He was promoted to Rocky Mountain division manager in 1984, a position he held until September 1991 when he was elected a vice president.

                     OTHER PARKER DRILLING COMPANY OFFICERS

     (1) John R. Barrios, 56, vice president, drilling engineering services, was elected an officer in September 1992, after serving as an outside consultant for the Company for three years. From 1970 through 1992, Mr. Barrios served as chairman, chief executive officer and an engineer for Falcon Engineering Company.

     (2) Phillip M. Burch, 44, was elected assistant treasurer in April 1983. He joined Parker in 1981 as a treasury analyst and currently is responsible for domestic and international cash management and corporate investments. In July 1992, he assumed additional responsibilities for risk management.

     (3) T. Shelby Frink, 58, serves as vice president, international business development, having joined the Company in 1956. He has served in various operating and management positions in the Company's international divisions. He became western hemisphere operations manager in 1975 and was named eastern hemisphere operations manager in 1978. In September 1981, he was elected vice president, drilling operations, and became vice president, eastern hemisphere operations in July 1986. He assumed his present position in February 1993.

     (4) Kathy J. Kucharski, 47, was elected corporate secretary in December 1985. She joined the Company in 1980 as an attorney in the legal department and presently serves in that capacity with responsibility for securities and employment law. She is a director of the American Society of Corporate Secretaries.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation for services rendered in all capacities to the Company by the chief executive officer and the four next most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for each of the three fiscal years ended August 31, 1995, 1994 and 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                                        LONG TERM
                                                       ANNUAL COMPENSATION                          COMPENSATION AWARDS
                                                       -------------------                    -----------------------------
                                                                                                                 SECURITIES
                                                                             OTHER              RESTRICTED       UNDERLYING
          NAME AND                                                           ANNUAL               STOCK           OPTIONS/
     PRINCIPAL POSITION         YEAR     SALARY($)(1)     BONUS($)     COMPENSATION($)(2)     AWARD(S)($)(3)      SARS(#)
----------------------------    ----     ------------     --------     ------------------     --------------     ----------
Robert L. Parker Jr.            1995       $476,500       $80,000                 --             $490,000          166,000
President and Chief             1994       $474,500       $80,000                 --                   --               --
  Executive Officer             1993       $459,833       $60,000                 --                   --               --
Robert L. Parker                1995       $476,500            --           $ 94,111                   --               --
Chairman                        1994       $474,500            --                 --                   --               --
                                1993       $484,833            --                 --                   --               --
James W. Linn                   1995       $263,500       $45,000                 --             $367,500          124,000
Executive Vice President        1994       $256,500       $45,000                 --                   --               --
  and Chief Operating           1993       $243,500       $45,000                 --                   --               --
  Officer
James J. Davis                  1995       $184,000       $40,000                 --             $196,875           67,000
Vice President-Finance          1994       $180,000       $40,000                 --                   --               --
  and Chief Financial           1993       $167,333       $40,000                 --                   --               --
  Officer
Ronnie R. McKenzie              1995       $177,800       $30,000                 --             $118,125           27,000
Vice President-                 1994       $175,134       $30,000                 --                   --               --
  International Operations      1993       $169,800       $30,000                 --                   --               --


          NAME AND               ALL OTHER
     PRINCIPAL POSITION       COMPENSATION($)
----------------------------  ---------------
Robert L. Parker Jr.             $   8,582(4)(9)
President and Chief              $  17,815
  Executive Officer              $   9,159
Robert L. Parker                 $ 440,761(5)(9)
Chairman                         $  26,417
                                 $  43,152
James W. Linn                    $   8,450(6)(9)
Executive Vice President         $  13,659
  and Chief Operating            $   8,041
  Officer
James J. Davis                   $   8,305(7)(9)
Vice President-Finance           $   6,639
  and Chief Financial            $   8,716
  Officer
Ronnie R. McKenzie               $  11,860(8)(9)
Vice President-                  $   8,761
  International Operations       $  17,670

---------------

   (1) For each of the employed directors, includes director's fees of $14,500, $12,500 and $14,500 for fiscal years 1995, 1994 and 1993, respectively.

   (2) No compensation was received by the Named Executive Officers which requires disclosure in this column except for Mr. Parker whose Other Annual Compensation in 1995 includes $23,875 for tax preparation and $61,802 for salaries to employees who work jointly for the Company and the Robert L. Parker Trust.

   (3) These shares were granted January 11, 1995 under the Company's 1991 Stock Grant Plan with a vesting schedule of 33% on January 5, 1996; 33% on January 3, 1997; and 34% on January 5, 1998. The Company is required to use the closing price of its common stock on the date of grant (i.e. $4.375 on January 11, 1995) in calculating the value of the stock reported in this column. As of August 31, 1995, Messrs. Parker Jr., Linn, Davis and McKenzie held 112,000, 84,000, 45,000 and 27,000; unvested shares respectively, with the market value thereof on August 31, 1995, being $630,000, $472,500, $253,125 and $151,875, respectively. Dividends are paid on these shares if and to the extent dividends are paid on the Company's outstanding common stock.

(4)(9) Mr. Parker Jr.'s All Other Compensation for 1995 is comprised of Company matching contributions to its 401(k) plan of $4,620, $480 representing the full dollar value of the term portion of a Company paid premium for a split dollar life insurance policy and $3,482 representing the present value of the benefit of the non-term portion of that premium.

(5)(9) Mr. Parker's All Other Compensation for 1995 is comprised of Company matching contributions to its 401(k) plan of $4,620, $4,370 representing the full dollar value of the term portion of a Company paid premium for a split dollar life insurance policy and $22,815 representing the present value of the benefit of the non-term portion of that premium. Also included in this column is $25,090 representing the full dollar value of the term portion of a Company-paid premium for an additional split dollar life insurance policy and $383,866 representing the present value of the non-term portion of that premium. See caption "Certain Relationships and Related Transactions" on page 14.

(6)(9) Mr. Linn's All Other Compensation for 1995 is comprised of Company matching contributions to its 401(k) plan of $5,640, $330 representing the full dollar value of the term portion of a Company paid premium for a split dollar life insurance policy and $2,480 representing the present value of the benefit of the non-term portion of that premium.

(7)(9) Mr. Davis' All Other Compensation for 1995 is comprised of Company matching contributions to its 401(k) plan of $5,495, $330 representing the full dollar value of the term portion of a Company paid premium for a split dollar life insurance policy and $2,480 representing the present value of the benefit of the non-term portion of that premium.

(8)(9) Mr. McKenzie's All Other Compensation for 1995 is comprised of Company matching contributions to its 401(k) plan of $5,470, $681 representing the full dollar value of the term portion of a Company paid premium for a split dollar life insurance policy and $5,709 representing the present value of the benefit of the non-term portion of that premium.

   (9) The present value of the benefit of the non-term portion of the split dollar life insurance policies was determined by multiplying the following factors: the non-term portion of the premium, an assumed interest crediting rate of 8.5 percent, the number of years left in the officer's life expectancy and 8.5 percent (net present value). The present value of the benefit of the non-term portion of an additional split dollar life insurance policy for Robert L. Parker was determined by multiplying the following factors: the non-term portion of the premium, an assumed interest crediting rate of 8 percent, 12 years (which is the number of years at which point the cash surrender value exceeds the total of premiums paid by the Company) and 8 percent (net present value).

                          STOCK OPTION/SAR GRANT TABLE

     The following table provides information with respect to stock options granted during the fiscal year ended August 31, 1995 to the Named Executive Officers. No stock appreciation rights were granted during 1995. The hypothetical present values on date of grant shown for stock options granted in 1995 are presented pursuant to the rules of the Securities and Exchange Commission and are calculated under the Black-Scholes option pricing model for pricing options. There is no assurance that the hypothetical present values of the stock options reflected in this table will be realized.

                     OPTION/SAR GRANTS IN FISCAL YEAR 1995

                                                                                                    GRANT
                                      INDIVIDUAL GRANTS                                           DATE VALUE
----------------------------------------------------------------------------------------------    ----------
                                      NUMBER OF        % OF TOTAL
                                     SECURITIES       OPTIONS/SARS                                   GRANT
                                     UNDERLYING       GRANTED TO     EXERCISE OR                     DATE
                                    OPTIONS/SARS      EMPLOYEES IN    BASE PRICE     EXPIRATION     PRESENT
                NAME                GRANTED(#)(1)     FISCAL YEAR       ($/SHS)         DATE       VALUE $(2)
---------------------------------  ---------------    ------------    -----------    ----------    ----------
Robert L. Parker Jr.................    166,000          22.6           $4.50         01/04/05     $595,276
Robert L. Parker....................          0             0               0               --            0
James W. Linn.......................    124,000          16.9           $4.50         01/04/05     $444,664
James J. Davis......................     67,000           9.1           $4.50         01/04/05     $240,262
Ronnie R. McKenzie..................     27,000           3.7           $4.50         01/04/05     $ 96,822

---------------

(1) The options granted to the Named Executive Officers in 1995 were granted pursuant to the 1994 Executive Stock Option Plan and all are incentive stock options. They are exercisable any time during the ten-year option period. The exercise price of these options may be paid (a) in cash, (b) in Parker common stock, (c) by delivery of evidence of indebtedness, (d) by authorizing the Company to retain Parker common stock, (e) by "cashless exercise" or (f) by any combination of the foregoing.

(2) The hypothetical present values on grant date are calculated under the Black-Scholes model, which is a mathematical formula used to value options. This formula considers a number of factors in hypothesizing an option's present value. Factors used to value the options granted which expire January 2005 include the stock's expected annual volatility rate (38.36%), risk free rate of return (5.435%), dividend yield (0%) and days to expiration (3,414 days).

                    AGGREGATED OPTION/SAR EXERCISES IN 1995
                      AND YEAR-END 1995 OPTION/SAR VALUES

     The following table provides information on the Named Executive Officers' unexercised options at August 31, 1995. All options were granted under the 1994 Executive Stock Option Plan and all were exercisable at August 31, 1995. None of the Named Executive Officers exercised any options during 1995 and no stock appreciation rights have been granted since the inception of the 1994 Executive Stock Option Plan.

                                                 NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                    OPTIONS/SARS AT                    OPTIONS/SARS
                                                  AUGUST 31, 1995(#)             AT AUGUST 31, 1995($)(1)
                                             -----------------------------     -----------------------------
                  NAME                       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-----------------------------------------    -----------     -------------     -----------     -------------
Robert L. Parker Jr......................      166,000             0            $ 186,750            0
Robert L. Parker.........................            0             0                    0            0
James W. Linn............................      124,000             0            $ 139,500            0
James J. Davis...........................       67,000             0            $  75,375            0
Ronnie R. McKenzie.......................       27,000             0            $  30,375            0

(1) The value per option is calculated by subtracting the exercise price of $4.50 from the $5.625 closing price of the Company's common stock on the New York Stock Exchange on August 31, 1995.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     During fiscal year 1995 the compensation committee of the board of directors was comprised of two outside directors. Through December 14, 1994 Mr. Fist and Dr. Swearingen comprised the committee and upon Dr. Swearingen's retirement from the board on December 14th, Mr. Reinfrank replaced Dr. Swearingen. The committee met three times during the year to establish, review and recommend the compensation policies and programs for officers and key employees.

COMPENSATION GUIDELINES

     The committee has established guidelines to attract, motivate and retain a talented executive team, whose performance is essential to the long-term maximization of the value of the stockholders' investments. In pursuit of this objective, the committee has set forth the following guidelines:

     (1) Attract and retain talented executive officers who have the ability to manage the Company and maintain its competitive nature. In this regard the committee recommends base compensation that is comparable to those of peer companies.

     (2) Provide cash compensation commensurate to the executive officer's individual contributions, level of responsibility and results in improving stockholder value.

     (3) Reward executive officers for exceptional performance with regard to the business performance of the Company.

     (4) Provide stock grants and/or stock options to motivate executive officers toward effective long-term management of the Company's operations by maximizing stockholder value.

     The committee first reviewed the compensation tables of two peer companies, Nabors Industries and Helmerich & Payne, Inc. These two companies were chosen because they have land drilling operations most similar to the Company with respect to equipment, areas of operation and customer base. The committee compared the Company's cumulative stockholder returns to those of the two peer companies, as well as to the indices on the Company's performance graph. The compensation committee then reviewed the total cash compensation of executive officers individually, and as a group, in regard to the Company's financial performance and to the total cash and stock based compensation of the executive officers of the two peer companies. In addition, each executive officer's performance was reviewed by his or her immediate supervisor which was the basis of management's recommendations considered by the committee. No specific formulas were used in determining executive officer compensation.

     In order to provide equity participation comparable to their counterparts at the peer companies which had similar financial performance and to reflect their individual contributions to the business, and because all previous grants had vested, the committee awarded stock grants and incentive stock options in fiscal year 1995. The awards were equal in value to the last stock grants awarded to the officers in February, 1992. As a group, the executive officers received grants of 455,000 shares vesting over a 36-month period and an option to purchase 643,000 shares exercisable at the market value on date of grant or $4.50 per share.

     Finally, the committee concurred with management's recommendation to freeze the base salaries of all of the five highest compensated officers and to freeze the base salaries and bonuses of all but one of the remaining officers of the Company for calendar year 1995.

CHIEF EXECUTIVE OFFICER

     Robert L. Parker Jr. serves as the chief executive officer of the Company. The committee reviewed Mr. Parker's base salary, bonuses and participation in the 1991 Stock Grant Plan for fiscal years 1992, 1993 and 1994 and compared those remuneration figures with the total annual cash compensation figures for the chief executive officers of the two peer companies. Mr. Parker's compensation was more than one of the chief executive officers in the peer group and was substantially less than the other chief executive officer. In addition, the committee reviewed the financial performance and cumulative total return to stockholders of the two peer companies and compared those results to the financial performance and cumulative total return to stockholders of the Company. Through this analysis, the committee determined that the Company performed most similarly to the performance of the company whose chief executive officer's compensation package was more comparable to that of Mr. Parker's. Additionally, the committee discussed Mr. Parker's personal performance over the past 12 months including new business developments and strategic planning, as well as his continued excellent reputation and contacts in the drilling industry. Based on its evaluation of these factors, the committee recommended that Mr. Parker should maintain a level of equity participation comparable to his last stock grant of February 1992 and granted him 112,000 shares of stock vesting over the next 36 months. Additionally, he was granted an option to purchase 166,000 shares exercisable at the market price on date of grant, which vest upon being awarded. The board of directors unanimously approved this grant of stock and options.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code imposes, for 1995 and future years, a limitation on the deductibility of certain executive officer compensation in excess of $1,000,000 subject to certain performance related exceptions. The compensation committee has not yet adopted a formal policy with respect to qualifying compensation paid to its executive officers for an exemption from the limitation on deductibility imposed by Section 162(m) of the Internal Revenue Code. The committee anticipates that all compensation paid to its executive officers during 1995 will qualify for deductibility because no executive's compensation is expected to exceed the dollar limitations of such provision and the committee expects that all stock options and stock appreciation rights awarded under the 1994 Executive Stock Option Plan would qualify for deductibility.

                                            THE COMPENSATION COMMITTEE

                                            Mr. David L. Fist, Chairman
                                            Dr. Eugene Swearingen

PERFORMANCE GRAPH

     The following performance graph compares cumulative total stockholder returns on the Company's common stock compared to the Standard and Poor's 500 Index and the Standard and Poor's Oil & Gas Drilling Index calculated at the end of each fiscal year, August 31, 1991 through August 31, 1995. The graph assumes $100 was invested on August 31, 1990 in the Company's common stock and in each of the referenced indices and assumes reinvestment of dividends.

                                                                 S&P Oil & Gas
      Measurement Period         Parker Drill-    S&P 500 In-      Drilling
    (Fiscal Year Covered)         ing Company         dex            Index
1990                                       100             100             100
1991                                        81             123              72
1992                                        65             128              64
1993                                        77             144              93
1994                                        59             147              69
1995                                        60             174              74

SEVERANCE COMPENSATION AND CONSULTING AGREEMENTS

     Each officer named in the Summary Compensation Table and ten additional officers of the Company entered into Severance Compensation and Consulting Agreements (the "Agreements") with the Company. Robert L. Parker, Robert L. Parker Jr., James W. Linn and Ronnie R. McKenzie entered into an Agreement in 1988 and James J. Davis entered into an Agreement in 1992. Each Agreement has an initial ten year term but continues into effect two years beyond the original termination date of the Agreement if a change in control has occurred prior to such date of termination. After the original ten year term, each Agreement is automatically extended for one year terms unless the officer formally terminates it.

     A change in control shall be deemed to have occurred if (a) a consolidation or merger of the Company occurs in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property (other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, sale, lease, exchange or other transfer), (b) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, (c) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company or any employee benefit plan sponsored by the Company, shall become the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing a greater percentage of the Company's common stock than the aggregate percentage held or controlled by Robert L. Parker, his son Robert L. Parker Jr. and the Robert L. Parker Trust, having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (d) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

     After a change in control, if an officer is terminated other than for cause or resigns for good reason, each Agreement provides for a lump sum payment of three times the annual cash compensation, a one year consulting agreement at the officer's annual cash compensation and extended life and health benefits for four years.

     Cause is defined in each of the Agreements to include the officer's willful and continued failure substantially to perform his duties with the Company after a written demand for substantial performance is delivered to the officer by the Company's board of directors which specifically identifies the manner in which such board of directors believes that the officer has not substantially performed his duties, or the officer's willful engagement in conduct materially and demonstrably injurious to the Company.

     Good reason, as defined in each of the Agreements includes the assignment of duties inconsistent with, or any diminution of the officer's position, duties, titles, offices, responsibilities and status with the Company immediately prior to a change in control of the Company; a reduction by the Company in the officer's base salary; any failure by the Company to continue in effect any benefit plan, incentive or bonus plan or stock plans in which the officer is participating at the time of a change in control; a relocation of the executive offices or the officer's required relocation; a substantial increase in business travel requirements; retirement at age 65; any material breach by the Company of any provision of the Agreement; any failure by the Company to obtain the assumption of the Agreement by any successor or assign of the Company; or any purported termination of the officer's employment which is not effected pursuant to the Agreement.

     At June 30, 1994, The Equitable Companies Incorporated, through its subsidiaries, had acquired 4,696,341 shares of the Company's common stock which fell within the definition of a change in control. This acquisition extended the benefits under each of the Agreements until June 30, 1996 if an officer resigns for good reason and until June 30, 1998 for all other terminations as set forth in the Agreements. At September 30, 1995, John Hancock Mutual Life Insurance Company, through its indirect wholly-owned subsidiaries, had acquired 5,107,051 shares of the Company's common stock which also fell within the definition of a change in control. This extends the benefits until September 30, 1997 if an officer resigns for good reason and until September 30, 1999 for all other terminations as set forth in the Agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. David L. Fist, a director of the Company and chairman of the compensation committee, is a lawyer with Rosenstein, Fist & Ringold, Tulsa, Oklahoma, a professional legal services corporation, which provides legal services for the Company. The fees paid by the Company to this firm constituted less than five percent of the firm's gross revenues during the latest fiscal year.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own greater than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the

New York Stock Exchange. Based solely on a review of the forms it has received, the Company believes that during 1995 all Section 16 filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with by such persons with the exception of one officer, I.
E. Hendrix, who filed a Form 4 reporting an open-market sale one day late.

              PROPOSAL TWO -- SELECTION OF INDEPENDENT ACCOUNTANTS

     The board of directors has unanimously selected Coopers & Lybrand L.L.P. as the independent accountants for the Company for its 1996 fiscal year subject to ratification or rejection by the stockholders at the annual meeting. A representative of Coopers & Lybrand L.L.P. will attend the forthcoming annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     A wholly owned subsidiary of the Company owns a five-story office building in Tulsa, Oklahoma which currently is leased to third parties. The subsidiary entered into a management agreement with Property Company of America Management, Inc. which provides for exclusive property management and leasing services. A vice president and principal of the management company is the brother-in-law of Robert L. Parker Jr. and son-in-law of Robert L. Parker. During fiscal year 1995, approximately $134,082 was paid to the management company for management and leasing commissions.

                                  *    *    *

     An insurance premium totaling $200,225 was paid by the Company during the last fiscal year to maintain a life insurance policy on Robert L. Parker, chairman of the Company. The Company is the beneficiary of this policy which was issued pursuant to a Stock Purchase Agreement ("Agreement") approved by vote of the stockholders at the 1975 Annual Meeting on December 10, 1975. This Agreement was entered into between the Company and the Robert L. Parker Trust and originally provided that upon the death of Robert L. Parker, the Company would be required, at the option of the Trust, to purchase from the Trust at a discounted price the amount of Parker common stock which could be purchased with the proceeds of the policy of $7,000,000. The Company and the Trust have modified this Agreement as of August 3, 1994 so that the Company will have the option, but not the obligation, to purchase the stock at a discounted price with the proceeds. The Company may now, at its option, retain the entire proceeds of the policy upon the death of Robert L. Parker.

     As a part of the Agreement to terminate the option held by the Trust and to grant the Company a limited option to purchase stock at a discounted price, the Company has also agreed to pay a premium of $655,019 annually for a split dollar last-to-die life insurance policy on Robert L. Parker and Mrs. Robert L. Parker. Upon the deaths of Mr. Parker and Mrs. Parker, the Company will be reimbursed by the Robert L. Parker Sr. and Catherine M. Parker Family Trust from the proceeds of the policy for the full amount of the premiums paid by the Company, with interest to be paid after fiscal year 1999 at a one-year treasury bill rate. Robert L. Parker Jr., chief executive officer of the Company and son of Robert
L. Parker, will receive as a beneficiary of the Trust, one-third of the net proceeds of this policy. The face value of the policy is $13,200,000.

                                  *    *    *

     As part of building business relationships and fostering closer ties to clients, companies traditionally host customers in a variety of activities. Over the years, Parker has found the most successful personal development opportunities are providing customers with industry-related conferences and seminars, coupled with hunting and fishing outings.

     Robert L. Parker, chairman of the Company, through The Robert L. Parker, Sr. Family, Limited Partnership (the "Limited Partnership") owns a 2,987 acre ranch near Kerrville, Texas, ("Cypress Springs Ranch") which is available to the Company for customer retreats and forums and meetings for world-wide company management. The Cypress Springs Ranch provides lodging, conference facilities, hunting and fishing in conjunction with marketing and business purposes. The location of the ranch and its facilities help to attract a select group of oil and gas industry executives, including the chairmen and principal officers of major oil companies, and prominent national leaders who are provided the unique opportunity to meet annually and to actively participate in an exchange of ideas and discussion of current industry and world issues. Additionally, domestic and international drilling managers and other operations personnel representing major, independent, and national oil company customers meet annually with company operations personnel for in-depth discussions on all phases of the industry, and are afforded the opportunity to know one another on a personal basis. Robert L. Parker has a 50 percent general partnership interest and a 46.5 percent limited partnership interest in the Limited Partnership. The Limited Partnership also owns a 4,982 acre cattle ranch near Mazie, Oklahoma ("Mazie Ranch"), 40 miles from the corporate headquarters in Tulsa, Oklahoma. The Mazie Ranch is also used by the Company for hunting and fishing by customers and is available to employees for fishing, hunting and family recreation.

     An agreement with the Limited Partnership provides that the Limited Partnership shall make available the Cypress Springs Ranch and the Mazie Ranch for Company use and that the Company shall pay only that part of the operating expenses related to its use of the lodging and conference buildings and recreational facilities. The total amount paid by the Company to the Limited Partnership for the use of the Cypress Springs and Mazie Ranches in fiscal year 1995 was approximately $170,153.

     Additionally, the Company uses a 1,380 acre ranch ("Camp Verde Ranch") owned by Robert L. Parker Jr., president and chief executive officer of the Company, which is near the Cypress Springs Ranch. The Camp Verde Ranch is used to provide additional facilities and lodging for business functions at Cypress Springs Ranch, for which the Company pays only that part of the operating expenses related to its use. The total amount paid by the Company for this use of the Camp Verde Ranch in fiscal 1995 was approximately $48,425.

     Management believes that the total cost incurred for these meeting and recreational facilities is below that of comparable facilities and based on customer responses, the use of these facilities greatly enhances customer and employee relations.

                                 OTHER MATTERS

MATTERS WHICH MAY COME BEFORE THE MEETING

     The board of directors does not intend to bring any other matters before the meeting, nor does the board of directors know of any matters which other persons intend to bring before the meeting. If, however, other matters not mentioned in this proxy statement properly come before the meeting, the persons named in the accompanying proxy card will vote thereon in accordance with the recommendation of the board of directors.

PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received at the Company's principal executive offices, 8 East Third Street, Tulsa, Oklahoma, 74103, on or before July 13, 1996.

                                            By order of the Board of Directors,

                                            /s/ KATHY J. KUCHARSKI
                                            -----------------------------------
                                            KATHY J. KUCHARSKI
                                            Secretary

Tulsa, Oklahoma
November 7, 1995

ANNUAL REPORT

     The Company has provided to each person whose proxy is being solicited a copy of its 1995 Annual Report to Stockholders. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHO REQUESTS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES THERETO) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED AUGUST 31, 1995. Such requests should be directed to Mr. Tim Colwell, Public Relations Department, Parker Drilling Company, 8 East Third Street, Tulsa, Oklahoma 74103.

     Stockholders are invited to keep current on the Company's latest contracts, news releases and other developments throughout the year by way of the Internet. The Parker Drilling Company home page can be accessed by setting your World Wide Web browser to http://www.parkerdrilling.com for regularly updated information.

                           PARKER DRILLING COMPANY

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- DECEMBER 13, 1995

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned has received the Notice of Meeting and the Proxy Statement dated November 7, 1995, and the Annual Report to Stockholders for 1995.

        The undersigned hereby appoints ROBERT L. PARKER and WILLIAM W. PRITCHARD, or either of them, as proxies and attorneys with several powers of substitution, hereby revoking any prior Proxy, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Parker Drilling Company, December 13, 1995, or at any adjournment(s) thereof, and thereat to vote all of the shares of Common Stock standing in the name of the undersigned upon the following matters:

                             (See reverse side)




                                                    Please Mark Your Choice
                                                    By Filling in the Box in
                                                       Blue or Black Ink.

                                                             /X/


The Board of Directors recommends a Vote "FOR" Items 1 and 2.

Item 1 - Election of two directors (Class III), to serve a term of three years:

    VOTE FOR          WITHOLD VOTE             ROBERT L. PARKER
  ALL NOMINEES      FOR ALL NOMINEES           ROBERT L. PARKER JR.

       / /                / /

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                              ROBERT L. PARKER

                            ROBERT L. PARKER JR.



                                                           FOR AGAINST ABSTAIN

Item 2 - Proposal to ratify the selection of Coopers       / /    / /     / /
& Lybrand L.L.P. as independent accountants for the Company's 1996 fiscal year.

Item 3 - In their discretion, the Proxies are authorized to vote upon such other and further business as may be brought before the meeting or any adjournments thereof.

IF THE PROXY CARD IS SIGNED AND RETURNED TO THE COMPANY WITHOUT DIRECTION ON ANY MATTER, THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS IN EACH SUCH CASE.


Please sign exactly as your name appears hereon. (Note: In the case of joint ownership, each such owner should sign. Executors, guardians, trustees, etc. should add their title as such and where more than one executor, etc., is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.)


--------------------------------------------------------------------------------
                                  Signature


--------------------------------------------------------------------------------
                                  Signature


--------------------------------------------------------------------------------
                                    Dated

                 "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                 PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"

                            FOLD AND DETACH HERE